UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 2, 2007

OKLAHOMA GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 2, 2007, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release describing OGE Energy Corp.’s consolidated financial results for the quarter ended March 31, 2007, which is furnished as Exhibit 99.01 and incorporated herein by reference. As described in the press release, the Company, a regulated electric utility, reported net income of approximately $1.9 million for the quarter ended March 31, 2007, compared to a net loss of approximately $1.1 million for the quarter ended March 31, 2006. For further information, see the press release attached as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Press release dated May 2, 2007, announcing OGE
Energy Corp. Announces 1st Quarter Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

May 2, 2007

Exhibit 99.01

OGE Energy Corp. Announces 1st Quarter Results

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE), the parent company of Oklahoma Gas and Electric Company (OG&E) and Enogex Inc., today reported earnings of $0.19 per diluted share for the three months ended March 31, 2007, compared with earnings of $0.27 per share for the first quarter of 2006.

Enogex, an unregulated natural gas pipeline business, recorded earnings of $0.17 per share, compared with $0.29 per share in the year-ago quarter. OG&E, a regulated electric utility, posted earnings of $0.02 per share in the first quarter of 2007, compared with a loss of $0.01 per share in the comparable period last year. The holding company, which primarily has interest expenses but no operating revenues, posted a break-even quarter, compared with loss of $0.01 per share in the first quarter of 2006.

“Both of our subsidiary companies have performed well despite significant challenges from extreme periods of winter weather in the first quarter,” said Steven E. Moore, OGE Energy chairman and CEO. “As we look ahead, we continue our efforts to grow both our utility and pipeline businesses with major investments in infrastructure projects and sharply focused customer programs.”

Discussion of First Quarter 2007

OGE Energy reported consolidated operating revenues of $882 million in the first quarter of 2007, compared with $1.1 billion a year earlier. The first-quarter gross margin on revenues was $215 million, compared with $221 million in the year-earlier quarter. Operating income was $46 million in the first quarter, compared with $52 million in the year-earlier quarter. Net income was $17 million in the first quarter, compared to $25 million a year ago.

OG&E reported gross margin on revenues of $141 million in the first quarter, compared with $136 million in the comparable quarter last year. The increase was due primarily to colder winter weather, customer growth and higher rates; partially offset by amended tariffs associated with fuel collections. The utility recorded net income of $1.9 million in the first quarter, compared with a net loss of $1.1 million a year ago.

Enogex reported gross margin on revenues of $74 million in the first quarter, compared with $85 million in the comparable quarter last year. The decrease was primarily due to lower margins in the transportation and storage business, which reported higher fuel imbalance expenses, and the timing of hedging gains in the marketing business, partially offset by increased volumes and processing spreads in the gathering and processing business. Non-recurring items in the first quarter of 2006 added $4 million to net income last year with no non-recurring items this year. Net income was $16 million in the first quarter, compared with $27 million in the same period last year.

2007 Outlook

OGE Energy maintains its consolidated earnings guidance for 2007 at $2.30 - $2.50 per diluted share. The guidance assumes approximately 92.5 million average diluted shares outstanding, normal weather for the remainder of the year, and excludes any gains on asset sales.

The 2007 guidance includes:

•	OG&E, $1.67 to $1.75 per share on net income of $154 million to $162 million.

•	Enogex, $0.68 to $0.78 per share on net income of $63 million to $72 million.

•	Holding company, a loss of $0.03 to $0.05 per share on a net loss of $3 million to $4 million.

Conference Call Webcast

OGE Energy will host a conference call for discussion of the results and the outlook for 2007 on Wednesday, May 2, at 8 a.m. CDT. The conference, hosted by James R. Hatfield, senior vice president and CFO, will be available through www.oge.com.

OGE Energy is the parent company of Oklahoma Gas and Electric Company (OG&E), which serves more than 758,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma.

Some of the matters discussed on this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “objective”, “plan”, “possible”, “potential”, “project” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to general economic conditions, including the availability of credit, actions of rating agencies and their impact on capital expenditures; OGE Energy Corp.’s (collectively, with its subsidiaries, the “Company”) ability and the ability of its subsidiaries to obtain financing on favorable terms; prices and availability of electricity, coal, natural gas and natural gas liquids, each on a stand-alone basis and in relation to each other; business conditions in the energy industry; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; availability and prices of raw materials for current and future construction projects; federal or state legislation and regulatory decisions (including the approval of future regulatory filings with the Oklahoma Corporation Commission (“OCC”) or the Arkansas Public Service Commission (“APSC”) related to its proposed construction of a new power plant and the outcome of Oklahoma Gas and Electric Company’s (“OG&E”) current Federal Energy Regulatory Commission (“FERC”) audit) and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters the Company’s markets; environmental laws and regulations that may impact the Company’s operations; changes in accounting standards, rules or guidelines; the discontinuance of regulated accounting principles under Financial Accounting Standards Board Statement of Financial Accounting Standard (“SFAS”) No. 71, “Accounting for the Effects of Certain Types of Regulation”; creditworthiness of suppliers, customers and other contractual parties; the higher degree of risk associated with the Company’s nonregulated business compared with the Company’s regulated utility business; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission.

*Note: Consolidated Statements of Income, Financial and Statistical Data attached.

OGE Energy Corp.
consolidated statements of income
(unaudited)

	Three Months Ended March 31	
	2007	2006
	(In millions, except per share data)	
OPERATING REVENUES		
Electric Utility operating revenues	$ 340.7	$ 374.0
Natural Gas Pipeline operating revenues	540.8	735.8
Total operating revenues	881.5	1,109.8
COST OF GOODS SOLD (exclusive of depreciation shown below)		
Electric Utility cost of goods sold	$ 188.2	225.9
Natural Gas Pipeline cost of goods sold	478.7	662.6
Total cost of goods sold	666.9	888.5
Gross margin on revenues	214.6	221.3
Other operation and maintenance	98.8	105.5
Depreciation	48.7	44.9
Taxes other than income	20.9	19.1
OPERATING INCOME	46.2	51.8
OTHER INCOME (EXPENSE)		
Interest income	0.7	1.5
Other income	2.6	6.6
Other expense	(0.9)	(1.1)
Net other income	2.4	7.0
INTEREST EXPENSE		
Interest on long-term debt	22.1	21.7
Allowance for borrowed funds used during construction	(0.6)	(1.0)
Interest on short-term debt and other interest charges	2.7	2.0
Interest expense	24.2	22.7
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	24.4	36.1
INCOME TAX EXPENSE	7.2	12.0
INCOME FROM CONTINUING OPERATIONS	17.2	24.1
DISCONTINUED OPERATIONS		
Income from discontinued operations	-	1.3
Income tax expense	-	0.5
Income from discontinued operations	-	0.8
NET INCOME	$ 17.2	$ 24.9
BASIC AVERAGE COMMON SHARES OUTSTANDING	91.5	90.6
DILUTED AVERAGE COMMON SHARES OUTSTANDING	92.4	91.6
BASIC EARNINGS PER AVERAGE COMMON SHARE		
Income from continuing operations	$ 0.19	$ 0.26
Income from discontinued operations, net of tax	-	0.01
NET INCOME	$ 0.19	$ 0.27
DILUTED EARNINGS PER AVERAGE COMMON SHARE		
Income from continuing operations	$ 0.19	$ 0.26
Income from discontinued operations, net of tax	-	0.01
NET INCOME	$ 0.19	$ 0.27